August 7, 2003




U. S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

	I hereby authorize Clinton R. Black, IV, Esquire and/or Steven A. Thomas, Esquire,and/or Lisa A. Olivieri,
Esquire and/or Yakov E. Spatz,Esquire to sign and file
Form 3's and form 4's with the U.S. Securities and Exchange
Commission on my behalf. This authorization shall be in effect until December 31, 2003.

					Very truly yours,

					/s/ Lucy Rutishauser

					Lucy Rutishauser